UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                FORM 8-K/A


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  June 24, 1998



                         LASALLE HOTEL PROPERTIES
          (Exact name of registrant as specified in its charter)



      Maryland                    1-14045            36-4219376
  (State or other             (Commission File       (IRS Employer
  jurisdiction of                  Number)           Identification No.)
  incorporation or
   organization)




1401 Eye Street, NW, Suite 900, Washington, D.C.           20005
(Address of principal executive office)                 (Zip Code)

Registrant's telephone number, including area code 202/222-2600



                              Not Applicable
       (Former name or former address, if changed since last report)

This Form 8-K is being filed to report additional financial information regarding the acquisition of the Harborside Hyatt Conference Center & Hotel in Boston, Massachusetts which was reported in the Form 8-K filed July 9, 1998, and the Form 8-K/A filed September 8, 1998, which this form amends.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 24, 1998, LaSalle Hotel Properties (the "Company") acquired an interest in the Harborside Hyatt Conference Center & Hotel in Boston (the "Property") through an indirect subsidiary, LHO Harborside Hotel, L.L.C. (the "Purchaser"). The Purchaser is a limited liability company organized under the laws of the state of Delaware, of which LaSalle Hotel Operating Partnership, L.P. (the "Operating Partnership") is the sole member.

      The Property was acquired from Bird Island Limited Partnership for an aggregate purchase price of $73.5 million (the "Purchase Price"), including obligations under $40 million of existing tax exempt industrial revenue bonds subject to which the property was acquired, pursuant to a Purchase and Sale Agreement. The tax exempt industrial revenue bonds have an interest rate of 10 percent, mature in 2026 and may be prepaid as early as 2001. The Property is subject to a long term ground lease from Massport, Logan International Airport's owner and operating authority. As part of the purchase, the Purchaser acquired, for no additional consideration, an existing approximately $1.5 million capital expenditure reserve that can be used for future capital needs as required and a $4 million deposit securing quarterly bond payments held by State Street Bank, as trustee.

      Hyatt Hotels Corporation will continue to operate the Property as the Harborside Hyatt Conference Center & Hotel under an existing management agreement. In order to accommodate the management agreement, the hotel will be leased, under a participating lease, by LaSalle Hotel Lessee, Inc., the common stock of which is owned by the Company (9%), LPI Charities (45.5%) and a wholly owned subsidiary of LaSalle Partners Incorporated (45.5%).

      On April 30, 1998, the Board of Trustees of the Company, including all of the Independent Trustees (i.e., the Trustees of the Company who are neither officers of the Company nor affiliated with the Company), authorized the Company to purchase an interest in the Property.

      The Property, a full-service luxury conference center and airport hotel, opened in 1993. Located adjacent to Boston's Logan International Airport along the waterfront, the Property features 19,000 square feet of meeting space, the Harborside Grill restaurant, the Midships Lounge, a tented pavilion, an indoor swimming pool, a health club, and dramatic views of Boston from guest rooms and public spaces. The Property is directly across the harbor from Boston's central business district and next to the Ted Williams tunnel, providing convenient access to downtown Boston, the World Trade Center, the future convention center, and the Massport Water Shuttle, a ferry service to Rowe's Wharf.

      The cash portion of the Purchase Price was funded with proceeds from a borrowing under the Operating Partnership's $200 million senior unsecured revolving credit facility from Societe Generale, Southwest Agency, The Bank of Montreal, Chicago Branch, and the other banks party thereto.

      The Company based its determination of the Purchase Price on the expected cash flow, physical condition, location, competitive advantages and potential for improved revenues. The Company did not obtain an independent appraisal of the Property. The Property was operated prior to the acquisition as an airport hotel and conference center, and the Company expects to continue to operate it as an airport hotel and conference center.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) Financial Statements of Property Acquired and Pro Forma Financial Information

      The financial statements, listed in the table of contents thereto, of Bird Island Limited Partnership are included herein. The financial statements of Harborside Hyatt Conference Center and Hotel were previously filed on Form 8-K/A dated September 8, 1998. The financial statements of Bird Island Limited Partnership represents the accounts of Bird Island Limited Partnership (the previous owner of the Harborside Hyatt Conference Center and Hotel) including property, building, furniture and equipment, mortgages payable, depreciation, and interest, which were not previously reported because certain such information which had been requested from third parties unaffiliated with the Company had not been provided by such parties at the time of the filing of the financial statements of the Harborside Hyatt Conference Center and Hotel. The pro forma financial information required by Item 7(b) has been filed in conjunction with the Company's quarterly report on Form 10-Q for the quarterly period ended
June 30, 1998, and therefore, is not provided in this Form 8-K/A.

(c)   Exhibits

      A list of exhibits is set forth in the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

                      BIRD ISLAND LIMITED PARTNERSHIP

                             Table of Contents



Independent Auditors' Report. . . . . . . . . . . . . . . .         5

Balance Sheets. . . . . . . . . . . . . . . . . . . . . . .         6

Statements of Operations. . . . . . . . . . . . . . . . . .         7

Statements of Changes in Partners' Capital (Deficit). . . .         8

Statements of Cash Flows. . . . . . . . . . . . . . . . . .         9

Notes to Financial Statements . . . . . . . . . . . . . . .     11-15

                       Independent Auditors' Report


To the Partners of
Bird Island Limited Partnership:

We have audited the accompanying balance sheet of Bird Island Limited Partnership (a Massachusetts limited partnership) as of December 31, 1997, and the related statements of operations, changes in partners' capital (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the general partner. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the general partner, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bird Island Limited Partnership as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.









                                      KPMG PEAT MARWICK LLP



Boston, Massachusetts
September 2, 1998

                      BIRD ISLAND LIMITED PARTNERSHIP

                              Balance Sheets

              June 23, 1998 (unaudited) and December 31, 1997

                                  ASSETS

                                              1998
                                           (unaudited)           1997
                                           -----------       -----------
Current assets:
  Cash and cash equivalent (note B) .      $   739,914           492,709
  Accounts receivable, less allowance
    for doubtful accounts of
    $28,002 in 1998 and $32,140
    in 1997 . . . . . . . . . . . . .        2,240,108         1,719,558
  Inventories and operating supplies.           27,333            22,040
  Prepaid expenses. . . . . . . . . .           63,588            95,498
                                           -----------       -----------
          Total current assets. . . .        3,070,943         2,329,805

Property and equipment (note B):
  Building. . . . . . . . . . . . . .       32,444,577        32,444,577
  Furniture, fixtures, and equipment.        6,617,745         6,508,252
  Land improvements . . . . . . . . .          196,118           196,118
                                           -----------       -----------
                                            39,258,440        39,148,947
  Less accumulated depreciation . . .       (8,913,212)       (8,065,768)
                                           -----------       -----------
          Net property and equipment.       30,345,228        31,083,179

Other assets:
  Deferred costs, net of
    accumulated amortization
    of $74,006 in 1998 and $65,299
    in 1997 . . . . . . . . . . . . .           13,060            21,767
  Other assets. . . . . . . . . . . .          300,000           300,000
  Cash escrow held by Bond Trustee
    (notes B and C) . . . . . . . . .        9,006,468         7,638,963
  Cash replacement reserve (note B) .        1,631,434         1,242,986
                                           -----------       -----------
          Total assets. . . . . . . .      $44,367,133        42,616,700
                                           ===========       ===========

                Liabilities and Partners' Capital (Deficit)

Current liabilities:
  Accounts payable. . . . . . . . . .      $   127,346           336,150
  Accrued expenses. . . . . . . . . .          490,181           139,592
  Accrued salaries and wages. . . . .          384,005           476,132
  Advance deposits. . . . . . . . . .          112,719           107,694
  Due to management company . . . . .          156,071           475,816
  Due to Massport (note C). . . . . .        1,208,598         1,138,047
  Accrued interest expense. . . . . .        1,255,556         1,333,333
                                           -----------       -----------
          Total current liabilities .        3,734,476         4,006,764

Bonds payable (note C). . . . . . . .       40,000,000        40,000,000

Partners' capital (deficit) (note E).          632,657        (1,390,064)
                                           -----------       -----------

          Total liabilities and
            partners' capital
            (deficit) . . . . . . . .      $44,367,133        42,616,700
                                           ===========       ===========

            See accompanying notes to the financial statements.

                      BIRD ISLAND LIMITED PARTNERSHIP

                         Statements of Operations

   For the period January 1, 1998 through June 23, 1998 (unaudited) and
                   For the year ended December 31, 1997



                                        For the period
                                        January 1, 1998
                                           through
                                         June 23, 1998
                                         (Unaudited)             1997
                                        ---------------      -----------
Revenues:
  Rooms . . . . . . . . . . . . . . .      $ 6,465,591        13,340,373
  Food and beverage . . . . . . . . .        3,323,911         6,035,328
  Telephone . . . . . . . . . . . . .          276,090           620,314
  Other . . . . . . . . . . . . . . .          250,028           505,140
  Interest income . . . . . . . . . .          214,248           431,245
  Gain on settlement of
    litigation (note F) . . . . . . .        1,087,003             --
                                           -----------       -----------
          Total revenues. . . . . . .       11,616,871        20,932,400
                                           -----------       -----------

Operating expenses:
  Rooms . . . . . . . . . . . . . . .        1,284,328         2,241,392
  Food and beverage . . . . . . . . .        2,446,400         4,161,686
  Telephone . . . . . . . . . . . . .          137,719           284,840
  Other . . . . . . . . . . . . . . .           18,806            44,888
  Administrative and general. . . . .          542,422         1,094,393
  Marketing . . . . . . . . . . . . .          576,115         1,843,595
  Energy costs. . . . . . . . . . . .          291,661           703,590
  Property operations and
    maintenance . . . . . . . . . . .          355,411           801,151
  Management fee. . . . . . . . . . .          544,761         1,118,107
  Ground rent (note D). . . . . . . .          389,663           659,114
  Bond interest (note C). . . . . . .        1,933,333         4,000,000
  Credit enhancement fees (note C). .           73,616           182,409
  Depreciation and amortization . . .          856,151         1,884,215
  Loss on sale of marketable
    securities. . . . . . . . . . . .            --               78,306
  Other . . . . . . . . . . . . . . .          143,764           939,969
                                           -----------       -----------

          Total operating expenses. .        9,594,150        20,037,655
                                           -----------       -----------

          Net income. . . . . . . . .      $ 2,022,721           894,745
                                           ===========       ===========
















            See accompanying notes to the financial statements.

                      BIRD ISLAND LIMITED PARTNERSHIP

           Statements of Changes in Partners' Capital (Deficit)

   For the period January 1, 1998 through June 23, 1998 (Unaudited) and
                   For the year ended December 31, 1997




Balance at December 31, 1996. . . . . . . . . . . . . .     $   (534,809)

Net income. . . . . . . . . . . . . . . . . . . . . . .          894,745

Distribution to limited partners. . . . . . . . . . . .       (1,750,000)
                                                             -----------

Balance at December 31, 1997. . . . . . . . . . . . . .       (1,390,064)

Net income (unaudited). . . . . . . . . . . . . . . . .        2,022,721
                                                             -----------

Balance at June 23, 1998 (unaudited). . . . . . . . . .      $   632,657
                                                             ===========












































            See accompanying notes to the financial statements.

                      BIRD ISLAND LIMITED PARTNERSHIP

                         Statements of Cash Flows

   For the period January 1, 1998 through June 23, 1998 (unaudited) and
                   For the year ended December 31, 1997

                                                  1998
                                               (unaudited)       1997
                                               -----------   -----------
Cash flows from operating activities:
  Net income. . . . . . . . . . . . . . . . .  $ 2,022,721     1,394,745
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization . . . . . .      856,151     1,884,215
    Loss on sale of marketable securities
      classified as available for sale. . . .        --           78,306
    Provision for doubtful accounts . . . . .       (4,138)        6,712
    Gain on settlement of litigation. . . . .   (1,087,003)        --
  Changes in operating assets and
   liabilities:
    Increase in accounts receivable . . . . .     (516,412)     (760,633)
    Increase in inventories and
      operating supplies. . . . . . . . . . .       (5,293)       (5,139)
    Increase in due from Bond Trustee . . . .                   (500,000)
    Increase in other assets. . . . . . . . .        --         (300,000)
    Decrease in prepaid expenses. . . . . . .       37,203         3,031
    Increase (decrease) in accounts payable
      and accrued expenses. . . . . . . . . .       49,658      (136,820)
    Increase (decrease) in advanced deposits.        5,025       (34,157)
    Increase (decrease) in due to
      management company. . . . . . . . . . .     (319,745)      230,273
    Increase in due to Massport . . . . . . .       70,551       482,409
    Decrease in accrued interest expense. . .      (77,777)        --
                                               -----------   -----------
          Net cash provided by
            operating activities. . . . . . .    1,030,941     2,342,942
                                               -----------   -----------
Cash flows from investing activities:
  Proceeds from settlement of litigation. . .    1,087,003         --
  Purchases of marketable securities
    classified as available for sale
    held in cash escrow by bank trustee . . .   (4,682,381)  (20,316,178)
  Sales of marketable securities
    classified as available for sale
    held in cash escrow by bank trustee . . .    5,735,545    19,762,482
  Deposit to cash escrow held by
    Bond Trustee. . . . . . . . . . . . . . .   (2,420,669)        --
  Deposits to replacement reserve . . . . . .     (393,741)     (304,454)
  Purchase of furniture, fixtures and
    equipment . . . . . . . . . . . . . . . .     (109,493)     (260,574)
                                               -----------   -----------
          Net cash used in
            investing activities. . . . . . .     (783,736)   (1,118,724)
                                               -----------   -----------
Cash flows from financing activities:
  Distribution to limited partners. . . . . .        --       (1,750,000)
                                               -----------   -----------
          Net cash used in
            financing activities. . . . . . .        --       (1,750,000)
                                               -----------   -----------
Net increase (decrease) in cash and
  cash equivalents. . . . . . . . . . . . . .      247,205      (525,782)
Cash and cash equivalents,
  beginning of year . . . . . . . . . . . . .      492,709     1,018,491
                                               -----------   -----------
Cash and cash equivalents, end of year. . . .  $   739,914       492,709
                                               ===========   ===========

                      BIRD ISLAND LIMITED PARTNERSHIP

                                                  1998
                                               (unaudited)       1997
                                               -----------   -----------

Supplemental disclosure of cash flow
 information:
  Cash paid during the year for:
    Interest. . . . . . . . . . . . . . . . . $  2,000,000     4,000,000
                                               ===========   ===========





















































            See accompanying notes to the financial statements.

                      BIRD ISLAND LIMITED PARTNERSHIP

                       Notes to Financial Statements

   For the period January 1, 1998 through June 23, 1998 (unaudited) and
                   For the year ended December 31, 1997




A.    ORGANIZATION

      Bird Island Limited Partnership (the "Partnership") was organized on April 26, 1993 by Eastrich No. 117 Corporation ("Eastrich"), as a general partner and Bankers Trust Company, not personally but as trustees of the General Motors Hourly Rate Employees Pension Trust and the General Motors Retirement Program for Salaried Employees Trust, hereinafter referred to as the limited partners. The Partnership was organized to take title, to operate, to transfer, or to otherwise dispose of the hotel and conference center known as the Logan Harborside Hyatt Conference Center and Hotel (the "Hotel"). The Partnership shall terminate on December 31, 2023 unless sooner dissolved upon the direction and consent of the partners.


B.    SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF FINANCIAL STATEMENT PRESENTATION

      The Partnership's financial statements have been prepared in accordance with generally accepted accounting principles.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of highly liquid assets with maturities of three months or less from the date of purchase.

      RISKS AND UNCERTAINTIES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      INVENTORIES AND OPERATING SUPPLIES

      Inventories and operating supplies consisting primarily of food and beverage are stated at the lower of costs or market. Cost is determined generally by the first-in, first-out method.

                      BIRD ISLAND LIMITED PARTNERSHIP

      OTHER ASSETS

            CASH ESCROW HELD BY BOND TRUSTEE

            Under the loan and trust agreement with the Massachusetts Port Authority ("Massport"), unused bond proceeds are to be held in trust in specific funds. These funds include marketable debt and equity securities invested in money market fund interests issued by a registered investment company and interests issued by agencies of and by the U.S. Government. These unused proceeds are used to satisfy obligations incurred under the loan and trust agreement with Massport and to satisfy other obligation under long-term arrangements. These securities are considered to be held for noncurrent uses and are classified as long-term assets and potentially subject the Partnership to a concentration of credit risk.

            REPLACEMENT RESERVE

            In accordance with the terms of the Management Agreement dated March 15, 1990 as amended, between the Hyatt Corporation and the Partnership, a fund restricted for the replacement of and additions to furniture, fixtures and equipment has been established and consists of an interest-bearing account. These amounts have been classified as long-term assets because such amounts are to be used for capital spending over a period longer than one year.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method for building and land improvements. The double declining balance method is used for furniture, fixtures, and equipment. The estimated useful lives of the assets are as follows:

                                             Estimated Useful
                                               Lives (Years)
                                             ----------------

            Building                             26 years,
                                            the initial ground
                                               lease period

            Furniture, fixtures
              and equipment                       7 years

            Land improvements                    15 years

      DEFERRED COSTS

      Legal fees and other costs incurred with the transfer of the Hotel's related assets and liabilities to the Partnership are being amortized using the straight-line method over five years.

                      BIRD ISLAND LIMITED PARTNERSHIP

      INCOME TAXES

      No provision for federal or state income taxes has been recorded in the Partnership's financial statements because the results of its operations are includable in the federal and state income tax returns of the partners.

C.    BONDS PAYABLE

      The Partnership assumed the obligation and terms of the loan and trust agreement with The Massachusetts Port Authority, dated December 15, 1990, as amended (the "Agreement") for previously issued $40,000,000 principal amount of special project revenue bonds. The bonds are collateralized by the leasehold improvements and bear interest at 10% per annum through March 1, 2026 (date of maturity). Interest payments are due semiannually on March 1 and September 1. The bonds shall be redeemed in part commencing March 1, 2001. The remaining balance of the bonds shall be redeemed annually until March 1, 2026, at which time the remaining principal and any accrued interest thereon is due in full. The fair value of these bonds at December 31, 1997 is approximately $44,300,000.

      Aggregate scheduled principal payments due under the terms of the bonds during the next five years and thereafter are as follows:

                  Year ending                     Principal
                  December 31,                     Amount
                  ------------                   ------------

                     1998                         $    --
                     1999                              --
                     2000                              --
                     2001                             400,000
                     2002                             400,000
                     Thereafter                    39,200,000
                                                  -----------
                                                  $40,000,000
                                                  ===========

      The bonds may be redeemed beginning on or after March 1, 2001, in total, or in increments of $100,000. The redemption price is as follows:

          Redemption Period                          Redemption Price
          -----------------                          ----------------

      March 1, 2001 through February 28, 2002       102% of par value
      March 1, 2002 through February 28, 2003       101% of par value
      March 1, 2003 and thereafter                  100% of par value

      In addition, the Agreement stipulated that unused bond proceeds be held in trust in specific funds; these amounts are classified as "Cash Escrow Held by Bond Trustee." The cost basis of these funds at June 23, 1998 and December 31, 1997 are as follows:

                      BIRD ISLAND LIMITED PARTNERSHIP

                                           1998
      TYPE OF FUND                      (unaudited)           1997
      ------------                      -----------        ----------
Debt service reserve fund . . . .        $4,000,000         4,069,111
Equity reserve fund . . . . . . .         1,203,161           908,386
Construction and operating
  contingency fund. . . . . . . .             --                  424
Bond fund . . . . . . . . . . . .         1,255,555         1,398,475
Revenue fund. . . . . . . . . . .           114,707         1,250,191
Partnership account . . . . . . .         2,433,045            12,376
                                         ----------        ----------

                                         $9,006,468         7,638,963
                                         ==========        ==========

      At June 23, 1998 and December 31, 1997, $6,573,423 (unaudited) and $7,626,587, respectively, of the funds indicated above are invested in marketable securities available for sale for which cost approximates fair value.

      In addition, the Agreement was supplemented by a Credit Enhancement Agreement (the "Credit Agreement") between the previous owner and Massport which was included in the net assets and contractual obligations transferred to the Partnership. Certain funds have been set aside by Massport to provide additional deficit funding if the amounts classified as "Cash Escrow Held by Bond Trustee" are not sufficient to cover the debt service on the outstanding bonds. At June 23, 1998 and December 31, 1997, the fair value of such funds were $8,951,866 (unaudited) and $9,363,923, respectively. In consideration for the Credit Agreement, the Partnership pays an enhancement fee equal to $150,000 per year, payable on March 1 and September 1 and bears interest at 8% per year. Enhancement fees and related interest for the year ended December 31, 1997 totaled $182,409. Under the terms of the agreement, these fees have been placed into the equity reserve fund held by the Bond Trustee and are recorded as Due to Massport on the balance sheets.

D.    GROUND LEASE

      The Partnership is obligated under an operating lease for the rental of land on which the Hotel is situated. The term of the ground lease is for an initial period expiring in 2021, with renewal options, subject to certain conditions, which may extend the term to not later than 2077. The ground lease provides for rental payments consisting of base rent, as defined, of $347,760 per year, contingent rent based currently upon 1% of gross revenues, as defined, and additional contingent rent of 5% of the excess of current year over base year gross revenue until December 31, 2005. The base year revenue amount was established in 1996 at $18,374,307. The additional contingent rent, as defined, increases to 6.25% of the excess amount during lease years 2006 through 2020 and 7% of excess amount for the lease year 2021.

E.    PARTNERSHIP ALLOCATIONS

      Under the terms of the partnership agreement, profits and losses from operations are allocated 49-1/2% to each of the limited partners and 1% to the general partner.

                      BIRD ISLAND LIMITED PARTNERSHIP

                 Notes to Financial Statements, Concluded


      Distributions of available cash to the partners, if any, are governed by the partnership agreement and are first allocated to the partners in payment of any partnership loan or advance made to it by them. Distributions, thereafter, are made on the basis of allocations of profits and losses described above. In the event of other certain occurrences described in the partnership agreement, for example, a sale of assets of the Partnership, the allocation for the distribution of available cash to the partners would be different than described above.

F.    GAIN ON SETTLEMENT OF LITIGATION

      In 1991, a land parcel adjoining the leasehold interest on which the Hotel is located was taken by eminent domain from the predecessor owner of the leasehold interest by the Massachusetts Highway Department. The predecessor owner of the leasehold interest disputed the department's estimate of the land value and commenced legal action against the department to recover additional funds. In 1993, the Partnership assumed the predecessor owner rights to any additional funds from this litigation. In 1998, the Partnership recognized a gain on settlement of this litigation equal to the final settlement amount collected from the Massachusetts Highway Department for this land taking.

G.    SUBSEQUENT EVENT

      On June 24, 1998, the Partnership sold the Hotel for $73.5 million including obligations under the Bonds Payable as well as approximately $1.5 million held in the cash replacement reserve and $4 million held in the debt service reserve fund by the Bond Trustee to a wholly owned affiliate of LaSalle Hotel Operating Partnership, L.P.

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LASALLE HOTEL PROPERTIES



Date:  September 11, 1998           By:  /S/ JON E. BORTZ
                                         Jon E. Bortz
                                         President and
                                         Chief Executive Officer







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                               EXHIBIT INDEX




Exhibit
Number                  Description


Exhibit 2.1* Purchase and Sale Agreement, dated as of June 16, 1998, by and between Bird Island Limited Partnership and LaSalle Hotel Operating Partnership, L.P.


     *  Previously filed.